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                                                                    EXHIBIT 10.6


               DEPOSIT ACCOUNTS PURCHASE AND ASSUMPTION AGREEMENT


         THIS DEPOSIT ACCOUNTS PURCHASE AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of the 26th day of September, 2003, by and between DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking association ("Seller"), and FIRST NATIONAL BANK OF OMAHA, a national banking association ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller is the issuer of certain certificates of deposit identified in Exhibit A and desires to have Purchaser accept an assignment of such certificates of deposit; and

         WHEREAS, said certificates of deposit call for payment of above-market interest rates and Purchaser is unwilling to accept such assignment except on the terms and conditions hereof, including, but not limited to, payment of the Premium Amount specified herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. Except as otherwise specifically indicated, the following terms shall have the meanings specified herein.

         "Accrued Interest" shall mean accrued interest that is not yet due and payable.

         "Accrued Interest Due" shall mean interest that is due and payable prior to the Closing Date.

         "Affiliate" shall mean, with respect to any person, corporation or entity, any other person, corporation or entity that directly or indirectly controls, is controlled by or is under common control with, such person, corporation or entity.

         "Books and Records" shall mean the CDs and all CD-specific documentation (e.g., correspondence, notices and statements) and records maintained by Seller, whether in documentary or electronic form, in the ordinary course of business with respect to each CD.

         "Business Day" shall mean each day other than Saturday, Sunday or a day on which banking institutions in the State of Arizona or State of Nebraska are authorized or obligated by law or regulation to close.

         "CDs" shall mean the certificates of deposit referenced in Exhibit A which mature on or after the Closing Date. Certain of such CDs are identified as brokered CDs and are referred to herein as the "Brokered CDs." In the case of Brokered CDs, references to CDs include the Master Certificates of Deposit issued in connection therewith (the "Master Certificates").

         "Closing" shall have the meaning specified in Section 3.01.

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         "Closing Date" shall have the meaning specified in Section 3.01.

         "Consideration" shall have the meaning set forth in Section 2.03.

         "Cut-Off Time" shall mean 11:59 p.m. Central Time on the day immediately preceding the Closing Date.

         "Data Files" shall have the meaning specified in Section 6.01(j).

         "Depositors" shall mean the persons entitled to payment of the deposit liabilities assumed by Purchaser in connection herewith. In the case of Brokered CDs, "Depositor" includes the deposit broker for such CDs.

         "Indemnified Party" shall have the meaning specified in Section
7.05(a).

         "Indemnifying Party" shall have the meaning specified in Section
7.05(a).

         "Premium Amount" shall mean $30,000,000.00.

         "Protected Party" shall have the meaning specified in Section 5.01(c).

         "Purchaser" shall have the meaning specified in the first paragraph hereof.

         "Seller" shall have the meaning specified in the first paragraph hereof.

         "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

         SECTION 1.02. CONSTRUCTION. For purposes of this Agreement, unless the context otherwise clearly indicates: (a) words used in the singular include the plural and words used in the plural include the singular; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivisions within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term "including" means "including without limitation"; (e) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any person include that person's successors and assigns; and (g) references to any agreement refer to that agreement as amended, supplemented or otherwise modified from time to time. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.


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                                   ARTICLE II

            ASSIGNMENT AND ASSUMPTION OF CERTAIN DEPOSIT LIABILITIES

         SECTION 2.01. ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES. Upon the terms and subject to the conditions set forth herein, Purchaser agrees to assume, perform and discharge: (i) Seller's obligations to pay the deposit liabilities set forth in Exhibit A; and (ii) the other obligations of continued performance imposed upon Seller under the terms of the CDs disclosed to Purchaser, as referenced in Section 4.01(g), and that accrue after the Cut-Off Time. Seller agrees to sell, convey, assign and transfer to Purchaser all of Seller's rights, titles and interests in, to, under and with respect to the CDs and the Books and Records, including Seller's rights under any deposit broker agreements and related documents pursuant to which Brokered CDs were issued.

         SECTION 2.02. OTHER ASSUMED LIABILITIES.

                  (a) In addition to its obligations under Section 2.01, Purchaser shall assume and become responsible for:

                           (i) Responding to all Depositor customer service
                  inquiries after the Cut-Off Time;

                           (ii) Payment of Accrued Interest, excluding Accrued
                  Interest Due;

                           (iii) All data processing and account servicing
                  activities necessary in connection with the CDs after the Cut-Off Time;

                           (iv) Sending any required maturity notices and/or
                  periodic statements to Depositors after the Cut-Off Time;

                           (v) 1099 reporting for all interest paid by the
                  Purchaser after the Cut-Off Time;

                           (vi) All expenses incurred by Purchaser for the
                  Closing and for the conversion of the CDs from Seller's processing system to Purchaser's processing system; and

                           (vii) Purchaser agrees to issue Master Certificates
                  in its own name and to allow such Master Certificates to be substituted for the existing certificates issued by Seller in connection with the Brokered CDs (such Master Certificates issued by Purchaser may expressly indicate that they are issued in substitution of, and not in addition to, Seller's Master Certificates assumed by Purchaser). Purchaser shall deliver such Master Certificates to Seller within 30 days after the Closing Date, and Seller shall promptly provide the Master Certificates to the appropriate deposit brokers with instructions for substitution. Upon delivery of such Master Certificates, Purchaser shall be deemed to have satisfied its obligations under Section 2.01 in respect of the Brokered Deposits and Purchaser shall have no further obligations whatsoever under the Master Certificates issued by Seller. Seller is solely responsibly for obtaining the return or cancellation of the Master Certificates issued by Seller and for any claims subsequently made thereon.


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                  (b) Seller shall be solely responsible for, and Purchaser
         shall not assume any liability, commitment or any other obligation of Seller, whether absolute, contingent or otherwise known or unknown, of any nature, kind or description whatsoever, that is not expressly assumed by Purchaser pursuant to Section 2.01 or 2.02. Without limiting the generality of the preceding sentence, Seller shall be solely responsible for, and Purchaser shall not assume responsibility for:

                           (i) Any liability, commitment or any other obligation
                  of Seller, whether absolute, contingent or otherwise known or unknown, of any nature, kind or description whatsoever arising from or relating to the CDs prior to the Closing Date;

                           (ii) Responding to all Depositor customer service
                  inquiries prior to the Closing Date;

                           (iii) Payment of Accrued Interest Due;

                           (iv) All data processing and account servicing
                  activities necessary in connection with the CDs up to the Cut-Off Time;

                           (v) Sending any required maturity notices and/or
                  periodic statements to Depositors prior to the Closing Date;

                           (vi) 1099 reporting for all interest paid by Seller
                  up to the Cut-Off Time;

                           (vii) Notwithstanding Sections 2.02(a)(iii) or
                  5.03(a) or anything else herein to the contrary, any obligations of Seller to its deposit brokers; and

                           (viii) All expenses incurred by Seller for the
                  Closing and for the performance of Seller's obligations hereunder.

         SECTION 2.03. CONSIDERATION. In consideration of Purchaser's assumption of Seller's deposit liabilities, Seller shall pay to Purchaser: (i) the accrued principal balance of each CD as of the Cut-Off Time; (ii) all Accrued Interest up to the Cut-Off Time (excluding Accrued Interest Due); and (iii) the Premium Amount (collectively, the "Consideration").

                                  ARTICLE III

                           THE CLOSING AND SETTLEMENT

         SECTION 3.01. THE CLOSING. Subject to the satisfaction or waiver of all conditions set forth in Article VI, including receipt of regulatory approvals, the closing of the transactions contemplated hereby (the "Closing") shall be held on October 10, 2003, or upon a mutually agreed date after regulatory approval is provided, at the offices of Purchaser or at such other date, place and manner (including via facsimile) as may be mutually agreed to by the parties hereto (such date being referred to herein as the "Closing Date").

         SECTION 3.02. DOCUMENTS AND CERTIFICATES. Purchaser and Seller shall, at or prior to the Closing Date, execute and deliver all such additional instruments, documents or certificates as may be reasonably requested by the other party for the consummation at the Closing of the transactions contemplated by this Agreement.


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         SECTION 3.03. PAYMENTS ON THE CLOSING DATE. At the Closing, Seller
shall pay Purchaser the Consideration. Payment to Purchaser on the Closing Date shall be made by a wire transfer of immediately available U.S. dollars no later than 3:00 p.m. Central Time to an account designated in writing by Purchaser. Purchaser shall provide Seller with wire instructions prior to the Closing Date. TIME IS OF THE ESSENCE IN THE FULFILLMENT OF THIS CONDITION. In the event that payment is not made by Seller as of the time indicated, Purchaser may refuse to close and immediately terminate this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows (such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date):

                  (a) ORGANIZATION. Seller is a national bank, validly existing and in good standing under the laws of the United States. Seller has designated Arizona as its State of location for purposes of Uniform Commercial Code Section 9-307.

                  (b) CAPACITY; AUTHORITY; VALIDITY. Seller has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Seller and this Agreement has been duly executed and delivered by Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforcement may be limited by the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C. Section 1821(d) and (e)) or similar laws or equitable principles and doctrines.

                  (c) CONFLICTS; DEFAULTS. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument or commitment to which Seller is a party or by which it is bound; (ii) violate the charter or bylaws or any other equivalent organizational document of Seller; (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Seller is a party or by which Seller is bound, other than approvals of regulatory authorities, if any, which have been obtained or will be obtained prior to or on the Closing Date; or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Seller is a party or by which Seller is bound. Seller is not subject to any agreement with any regulatory authority which would prevent the consummation by Seller of the transactions contemplated by this Agreement. No receiver or conservator has been appointed for Seller nor has any proceeding been instituted or, to the best knowledge of Seller, threatened, for such appointment.

                  (d) FREEDOM FROM LIENS; FRAUDULENT CONVEYANCE.

                           (i) Upon receipt of regulatory approval, Seller has
                  the right to transfer the Consideration and all of Seller's rights, titles and interests in, to, under and with respect to the CDs and the Books and Records, free and clear of any lien, pledge, claim, security interest, encumbrance, charge or restriction of any kind.


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                           (ii) Seller has valid business reasons for the
                  assignment contemplated hereby and the payment of the Consideration, including, but not limited to, the payment of the Premium Amount (altogether, the "Transfer"). The Transfer is made without any intent to hinder, delay or defraud any current or future creditor of Seller, without a view to prevent the application of Seller's assets in the manner required by law, and without a view to the preference of one creditor to another. Seller is not insolvent or entering into this transaction in contemplation of insolvency. Seller will not become insolvent as a result of the Transfer; Seller is not engaged and is not about to engage in any business or transaction for which any property remaining with Seller is an unreasonably small capital or for which the remaining assets of Seller will be unreasonably small in relation to the business of Seller or the transaction; Seller has received fair and reasonable value for the Transfer and for the obligations undertaken in this Agreement; and Seller does not intend to incur debts beyond its ability to pay as they become due. Seller does not believe, nor do any facts exist to support the proposition that Seller reasonably should believe, that it will incur debts beyond its ability to pay as they become due.

                  (e) LITIGATION AND OTHER MATTERS.

                           (i) There is no claim, litigation, proceeding,
                  arbitration or governmental investigation pending or to the best knowledge of Seller, threatened, against Seller or any of its Affiliates or with respect to the CDs, which, if adversely determined, would have a material adverse effect on Purchaser or the ability of Seller to consummate the transactions contemplated hereby;

                           (ii) There are no outstanding judgments, orders,
                  rules, regulations, official interpretations and guidelines of any arbitrator or governmental authority with jurisdiction over Seller or any of its Affiliates that could reasonably be expected to have a material adverse effect with respect to the CDs or Seller's ability to perform this Agreement; and

                           (iii) No audit, investigation or inspection or any
                  other review or inquiry whatsoever of any governmental authority concerning or involving the CDs has reported a material violation of any requirements of law by Seller or any of its Affiliates or any other issue or matter that would reasonably be expected to have a material adverse effect on Purchaser.

                  (f) COMPLIANCE WITH LAWS.

                           (i) The CDs were issued and have been continuously
                  serviced in compliance with all applicable laws, rules and regulations and the terms of the CDs themselves, including, but not limited to, laws, rules and regulations pertaining to the acceptance of deposits, the issuance of brokered deposits, truth-in-savings, federal deposit insurance in general and pass-through insurance in particular (as referenced in 12 C.F.R. Section 330.14), and escheatment and/or abandoned property.

                           (ii) The terms of the CDs comply with all applicable
                  federal and state laws, rules and regulations.


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                  (g) AGREEMENTS.

                           (i) Seller has provided to Purchaser all forms that
                  have been used for the CDs. All CDs were issued using one of such forms and no other form, and such forms have not been substantively modified for any of the CDs other than as set forth in the December 1, 2002 change in terms notification, a copy of which was provided to Purchaser. None of the CDs restricts the assignment and assumption contemplated by this Agreement and such CDs may be assigned by Seller without restriction, other than the requirement of regulatory approval which is obtained prior to Closing. No notice of the assignment and assumption contemplated hereby is required to be given to Depositors other than the notice contemplated by
                  Section 5.01(e).

                           (ii) None of the CDs: (1) permit additional deposits
                  thereto; or (2) permit early withdrawals except: (A) CDs, other than Brokered CDs, upon payment of an early withdrawal penalty; and (B) Brokered CDs, upon the death or adjudication of incompetence of the underlying Depositor. All of the CDs constitute time deposits for purposes of Federal Reserve Regulation D.

                           (iii) Seller has not made any promise, agreement or
                  commitment to any Depositor in connection with a CD, except in the ordinary course of business in connection with servicing the CDs and recorded in the Books and Records.

                           (iv) Each CD is enforceable in accordance with its
                  terms.

                           (v) With respect to the Brokered CDs, such CDs were
                  issued in full compliance with the terms and conditions of the brokered deposit agreements under which they were issued and Seller is otherwise in compliance with the terms and conditions of such agreements. Such agreements do not prohibit or restrict the assignment and assumption or substitution contemplated by this Agreement.

                  (h) PERFORMANCE OF OBLIGATIONS. Seller has performed all obligations required to be performed under the CDs up to the Closing Date and under the additional promises, commitments and agreements made to Depositors and recorded in the Books and Records. Seller is not in default under the CDs. Without limiting the generality of the foregoing, Seller has paid to the Depositors all Accrued Interest Due.

                  (i) FINDERS OR BROKERS. Seller has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Purchaser for any brokerage commission or finder's fee or like payment.

                  (j) BOOKS AND RECORDS. Exhibit A and the Books and Records accurately reflect the term and maturity dates of the CDs, the interest rates thereon, the payment frequency, the identities of the Depositors, and the liabilities assumed by Purchaser in respect thereof. Exhibit A and the Books and Records accurately reflect notations on or reissuances of Master Certificates for Brokered CDs. All interest referenced on the CDs is calculated as follows: (A) compounded on a daily basis for CDs other than Brokered CDs; and (B) simple interest for Brokered CDs. None of the CDs were issued on a discounted or zero coupon basis and none of the CDs have a stepped or variable rate.


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                  (k) DISCLOSURE. No statement or description contained in the documents provided or delivered by or on behalf of Seller to Purchaser in connection with the transactions contemplated by this Agreement, as of the date of the statement or description, contains any untrue statement of a material fact or, to the best of Seller's knowledge, omits to state a material fact necessary in order to make the statements and descriptions contained in this Agreement or therein not misleading.

         SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows (such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date):

                  (a) ORGANIZATION. Purchaser is a national bank, validly existing and in good standing under the laws of the United States.

                  (b) CAPACITY; AUTHORITY; VALIDITY. Purchaser has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Purchaser and this Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as such enforcement may be limited by the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C.
         Section 1821(d) and (e)) or similar laws or equitable principles and doctrines.

                  (c) CONFLICTS; DEFAULTS. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument or commitment to which Purchaser is a party or by which Purchaser is bound; (ii) violate the charter or bylaws or any other equivalent organizational document of Purchaser; (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Purchaser is a party or by which Purchaser is bound, other than approvals of regulatory authorities, if any, which have been obtained or will be obtained prior to or on the Closing Date; or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Purchaser is a party or by which Purchaser is bound. Purchaser is not subject to any agreement or understanding with any regulatory authority which would prevent the consummation by Purchaser of the transactions contemplated by this Agreement. No receiver or conservator has been appointed for Purchaser nor has any proceeding been instituted or, to the best knowledge of Purchaser, threatened for such appointment.

                  (d) LITIGATION AND OTHER MATTERS.

                           (i) There is no claim, litigation, proceeding,
                  arbitration or governmental investigation pending or to the best knowledge of Purchaser, threatened, against Purchaser or any of its Affiliates, which, if adversely determined, would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby.

                           (ii) There are no outstanding judgments, orders,
                  rules, regulations, official interpretations and guidelines of any arbitrator or governmental authority with


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

                  jurisdiction over Purchaser or any of its Affiliates that could reasonably be expected to have a material adverse effect on Purchaser's ability to perform this Agreement.

                  (e) FINDERS OR BROKERS. Purchaser has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Seller for any brokerage commission or finder's fee or like payment. Purchaser shall be solely responsible for any deposit broker commission that Purchaser may separately agree in writing to pay due to the renewal of any Brokered CD after the Closing Date.

                                   ARTICLE V

                                CERTAIN COVENANTS

         SECTION 5.01. MUTUAL COVENANTS AND AGREEMENTS. Each party hereto covenants and agrees that:

                  (a) COOPERATION. It shall cooperate with the other party hereto in furnishing any information or performing any action reasonably requested by that party, which information or action is necessary for the prompt consummation of the transactions contemplated by this Agreement.

                  (b) OTHER REQUIRED INFORMATION. It shall furnish to the other party hereto all information as is required or requested to be set forth, with respect to that party, in any application or statement to be filed with any state or federal governmental agency or authority in connection with the regulatory approval or review of the transactions contemplated by this Agreement. Each party shall use commercially reasonable efforts to obtain such approvals and to satisfy any conditions to such approvals imposed by any state or federal governmental agency or authority expeditiously, and shall keep the other party closely informed as to developments and progress of such applications. Each party shall deliver to the other party a copy of each notice, order or other item of correspondence received by such party from any governmental authority in respect of any application (except for confidential provisions).

                  (c) CONFIDENTIALITY. All information furnished by a party (the "Protected Party") to the other party in connection with this Agreement and the transactions contemplated hereby shall be received in confidence and kept confidential by such other party, and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information: (i) is already lawfully known to such other party when received; (ii) thereafter becomes lawfully obtainable from other sources other than as a result of disclosure by such other party; (iii) is required to be disclosed to a regulatory authority having authority over such party;
         (iv) is disclosed to its Affiliates, provided that such parties agree to be bound by the provisions of this Section 5.01(c); (v) is disclosed to its auditors or counsel (each of whom the disclosing party shall cause to keep such information confidential and to use the same only in connection with this Agreement, including in the case of auditors any general or more limited audit or review of Purchaser or Seller, and in the case of counsel any disputes relating to this Agreement or legal matters which involve Seller or its Affiliates with respect to which confidential information which is subject to this Section 5.01(c) is germane) or is required to be disclosed strictly on a need-to-know basis to its lenders, investors, rating agencies, regulators, courts or arbitrators; (vi) is required to be disclosed in the financial statements of such other party or its Affiliates to the extent required by GAAP, or in any filing with the Securities and Exchange

         Commission (the "SEC"); (vii) is required to be disclosed to its source(s) of funding, provided such sources agree to be bound by confidentiality provisions similar to those contained in this Section 5.01(c); or (viii) is required by law, regulation or court order to be disclosed by such other party, provided that prior notice of such disclosure (other than to its Affiliates, auditors, counsel, rating agencies, regulators or lenders) has been given to the Protected Party, when legally permissible, and that the party which is required to make the disclosure uses its reasonable best efforts to provide sufficient notice to permit the Protected Party to take legal action to prevent the disclosure. For any such disclosure pursuant to this subparagraph
         (viii), the disclosing party will disclose only such information that, pursuant to the opinion of its counsel, the disclosing party is legally obligated to disclose and the disclosing party will cooperate with any of the other party's efforts to obtain reliable assurance that confidential treatment will be accorded to any information so furnished. In the event that the transactions contemplated by this Agreement shall fail to be consummated, such other party shall promptly cause all originals and copies of documents or extracts thereof containing all information and data furnished by the Protected Party to be returned to the Protected Party or destroyed and shall cause an officer to so certify to the Protected Party. This Section 5.01(c) shall survive any termination of this Agreement. As of the Closing, all Books and Records shall be deemed the confidential information of Purchaser.

                  (d) PRESS RELEASES. Except as may be required by law or regulation or a court or regulatory authority or the rules of a stock exchange, or as may be necessary to disclose to lenders and rating agencies, neither Seller nor Purchaser, nor any of their respective Affiliates, subsequent to the date hereof and continuing after the Closing Date, shall issue a press release or make any public announcement related to the transactions contemplated hereby without the prior written consent of the other party hereto, such consent not to be unreasonably withheld. This Section 5.01(d) shall survive any termination of this Agreement.

                  (e) NOTICE TO DEPOSITORS. Seller and Purchaser shall cooperate with each other in good faith to enable Purchaser to prepare, print and mail, at Purchaser's expense, a notice notifying each Depositor, or in the case of Brokered Deposits, each deposit broker, of the assignment and assumption contemplated hereby and such other information as may be required to be given to such Depositor or deposit broker and other matters which the parties determine to be appropriate. Any such notice shall be in a form consented to by each of the parties hereto prior to mailing, but no party shall unreasonably withhold such consent.

                  (f) MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions contained herein, each party to this Agreement shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party to this Agreement will use its reasonable best efforts to obtain consents of all third parties and governmental bodies necessary for the consummation of the transactions contemplated by this Agreement. The parties and their respective officers, directors and/or employees shall use their reasonable best efforts to take such further actions subsequent to the Closing Date as are reasonably necessary, appropriate or desirable to carry out the purposes of this Agreement.

                  (g) ADVICE ON CHANGES. Between the date hereof and the Closing Date, each party shall promptly advise the other of any fact known to it which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations of such party contained herein untrue in any material respect.

                  (h) PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each party hereto shall refrain from taking any action which would render any representation or warranty of such party contained in Article IV of this Agreement materially inaccurate as of the Closing Date. Each party shall promptly notify the other party of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

                  (i) RESPONSIBILITY FOR TAXES. Each party understands and intends that no taxes are due by reason of the assignment and assumption contemplated hereby. However, in the event any such tax is assessed: (i) the parties will equally share responsibility therefor, if such tax is imposed by the federal government; (ii) Purchaser shall be solely responsible therefor, if such tax is imposed by a Nebraska state or local taxing authority; and (iii) Seller shall be solely responsible therefor, if such tax is imposed by any other taxing authority.

         SECTION 5.02. CERTAIN COVENANTS OF SELLER. Seller hereby agrees with Purchaser as follows:

                  (a) SERVICING, ETC. From the date of this Agreement and continuing until the Closing Date: (i) Seller shall, and shall cause its agents, to service the CDs in substantially the same manner as currently serviced and in accordance with the terms of the CDs and all applicable laws, rules and regulations; (ii) Seller shall not take any action with respect to the CDs which will increase the obligations assumed by Purchaser; and (iii) Seller shall comply with the terms and conditions of the CDs and all laws, rules and regulations applicable thereto.

                  (b) ACCESS. From the date of this Agreement and continuing until the Closing Date, Seller shall (i) permit Purchaser and its authorized representatives reasonable access, during normal business hours, upon reasonable advance notice, to the Books and Records of Seller as they relate to the CDs; (ii) make available to Purchaser true, accurate and complete copies of such contracts and other such records and all other information in its possession with respect to the CDs as Purchaser or its authorized representatives may reasonably request; and (iii) cause its personnel and its agents to provide Purchaser assistance in its investigation of such matters.

                  (c) FURTHER ASSURANCES. On and after the Closing Date, Seller shall, at Purchaser's request, execute, acknowledge and deliver all such acknowledgments and other instruments as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby.

                  (d) RESPONSIBILITY FOR TAXES. Seller shall be liable for and pay, and pursuant to Article VII shall indemnify and hold Purchaser harmless from and against, all Taxes applicable to the CDs in each case incurred or assessed during the portion of the taxable years or periods up to the Cut-Off Time.

                  (e) BOOKS AND RECORDS. Commencing on the Closing Date, the Books and Records shall be the property of Purchaser, provided that Seller may retain possession of such copies thereof as may be required to meet legal, regulatory, tax, accounting and auditing requirements. Seller shall deliver the original Books and Records to Purchaser within five (5) Business Days of the Closing Date, current through the Cut-Off Time.

         SECTION 5.03. CERTAIN COVENANTS OF PURCHASER. Purchaser hereby agrees with Seller as follows:

                  (a) SERVICING, ETC. After the Closing Date: (i) Purchaser shall, and shall cause its agents, to service the CDs in accordance with the terms of the CDs disclosed to Purchaser and all applicable laws, rules and regulations; (ii) Purchaser shall not take any action with respect to the CDs which will create any obligations on the part of Seller; and (iii) Purchaser shall comply with the terms and conditions of the CDs as disclosed to Purchaser and all laws, rules and regulations applicable thereto.

                  (b) FURTHER ASSURANCES. On and after the Closing Date, Purchaser shall, at Seller's request, execute, acknowledge and deliver all such acknowledgments and other instruments as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby.

                  (c) RESPONSIBILITY FOR TAXES. Purchaser shall be liable for and pay, and pursuant to Article VII shall indemnify and hold Seller harmless from and against, all Taxes applicable to the CDs, in each case incurred or assessed during the portion of the taxable years or periods after the Cut-Off Time.

                                   ARTICLE VI

                              CONDITIONS OF CLOSING

         SECTION 6.01. CONDITIONS APPLICABLE TO PURCHASER. The obligation of Purchaser under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Purchaser of the following conditions as of the Closing Date:

                  (a) BOARD RESOLUTIONS; INCUMBENCY CERTIFICATES. Purchaser shall have received from Seller certified resolutions or unanimous consents of Seller's Board of Directors authorizing the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and certificates as to incumbency and signatures of officers authorized to execute this Agreement.

                  (b) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with and performed in all respects with only such exceptions as, individually or in the aggregate, could not be expected to have a material adverse effect on Seller, the CDs or the liabilities assumed by Purchaser hereunder; and there shall have been delivered to Purchaser a certificate to such effect, dated the Closing Date, signed by an authorized officer of Seller.

                  (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller as set forth in Section 4.01 hereof shall be true and correct on the Closing Date in all respects as though made on the Closing Date with only such exceptions as, individually or in the aggregate, could not be expected to have a material adverse effect on Seller, the CDs or the liabilities assumed by Purchaser hereunder; and there shall have been delivered to Purchaser a certificate to such effect, dated the Closing Date, signed by an authorized officer of Seller.

                  (d) LITIGATION. No action, suit, litigation or proceeding related to any of the transactions contemplated hereby shall have been threatened or instituted to restrain or prohibit the consummation of any of the transactions contemplated hereby.

                  (e) GOVERNMENT CONSENTS. The parties shall have received all approvals and actions of or by all governmental authorities which are necessary to consummate the transactions contemplated hereby.

                  (f) OTHER CONSENTS. Seller shall have received any required consents to the transactions contemplated hereby from the other party to any contract, instrument or commitment to which Seller is a party.

                  (g) NO INJUNCTION. There shall not be in effect any injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

                  (h) NO CHANGE. There shall not have been any material adverse change in the liabilities to be assumed by Purchaser hereunder.

                  (i) CONSIDERATION. Seller shall have delivered to Purchaser the Consideration.

                  (j) DATA FILES; BOOKS AND RECORDS. Seller shall have delivered to Purchaser, at least six Business Days prior to Closing: (i) data files for the CDs as of the Cut-Off Time that are consistent with Exhibit A and in a format reasonably acceptable to Purchaser (which format shall be provided to Purchaser no later than September 29, 2003) (the "Data Files"); (ii) copies of all Books and Records for all CDs (other than Brokered CDs) that are scheduled to mature on or after October 10, 2003 and through November 30, 2003, which Books and Records shall be current through September 24, 2003; and (iii) an additional copy of Exhibit A, modified to include social security and/or tax ID numbers for Depositors.

         SECTION 6.02. CONDITIONS APPLICABLE TO SELLER. The obligation of Seller under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Seller of the following conditions as of the Closing Date:

                  (a) BOARD RESOLUTIONS; INCUMBENCY CERTIFICATES. Seller shall have received from Purchaser certified resolutions or unanimous consents of Purchaser's Executive Committee authorizing the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and certificates as to incumbency, the signatures of officers authorized to execute this Agreement and the authority of the Executive Committee to act in this matter.

                  (b) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or prior to the Closing Date shall have been complied with and performed in all respects with only such exceptions as, individually or in the aggregate, could not be expected to have a material adverse effect on Purchaser; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by an authorized officer of Purchaser.

                  (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser as set forth in Section
         4.02 hereof shall be true and correct on the Closing Date in all respects as though made on the Closing Date with only such exceptions as, individually or in the aggregate, could not be expected to have a material adverse effect on Purchaser; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by an authorized officer of Purchaser.

                  (d) LITIGATION. No action, suit, litigation or proceeding related to any of the transactions contemplated hereby shall have been threatened or instituted to restrain or prohibit the consummation of any of the transactions contemplated hereby.

                  (e) GOVERNMENT CONSENTS. The parties shall have received all approvals and actions of or by all governmental authorities which are necessary to consummate the transactions contemplated hereby.

                  (f) OTHER CONSENTS. Purchaser shall have received any required consents to the transactions contemplated hereby from the other party to any contract, instrument or commitment to which Purchaser is a party.

                  (g) NO INJUNCTION. There shall not be in effect any injunction restricting or prohibiting the consummation of the transactions contemplated hereby.

                                  ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01. SELLER'S INDEMNIFICATION OBLIGATIONS. Seller shall defend, indemnify and hold harmless Purchaser and its Affiliates and their respective officers, directors and employees from and against any and all Losses (as hereinafter defined) arising from or relating to: (a) the inaccuracy of any representation or the breach of any warranty of Seller contained in this Agreement; or (b) the failure by Seller to perform any of its covenants and agreements contained in this Agreement.

         SECTION 7.02. PURCHASER'S INDEMNIFICATION OBLIGATIONS. Purchaser shall defend, indemnify and hold harmless Seller and its Affiliates and their respective officers, directors and employees from and against any and all Losses arising from or relating to: (a) the inaccuracy of any representation or the breach of any warranty of Purchaser contained in this Agreement; or (b) the failure by Purchaser to perform any of its covenants and agreements contained in this Agreement.

         SECTION 7.03. DEFINITION OF LOSSES. For purposes of this Article VII, the term "Losses" shall mean any liability, damage, Tax, costs and expenses, including, without limitation, any attorneys' fees, disbursements and court costs, in each case reasonably incurred by Purchaser or Seller, as the case may be.

         SECTION 7.04. TAX CONSEQUENCES OF INDEMNIFICATION. Purchaser and Seller agree that for federal income tax purposes any such indemnification payment shall be treated as an adjustment to the Consideration.

         SECTION 7.05. PROCEDURES.

                  (a) NOTICE OF CLAIMS. The parties agree that in case any claim is made, any suit or action is commenced, or any knowledge is received of a state of facts which, if not corrected, may give rise to a right of indemnification for such party hereunder ("Indemnified Party") from the other party ("Indemnifying Party"), the Indemnified Party will give written notice to the Indemnifying Party as promptly as practicable after the receipt by the Indemnified Party of notice or knowledge of such claim, suit, action or state of facts. Except as provided in
         Section 7.05(d), notice to the Indemnifying Party under the preceding sentence shall be given no later than 15 days after receipt by the Indemnified Party of service of process in the event a suit or action has commenced or 30 days under all other circumstances. The failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each party hereunder will render to the other such assistance, at the expense of the Indemnifying Party, as it may reasonably require of the other in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder. The Indemnifying Party shall have the obligation to defend, and may, subject to Section 7.05(b), compromise and settle any third-party suit, claim or proceeding in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party in connection therewith. The Indemnifying Party shall notify the Indemnified Party within 15 days of having been notified pursuant to this Section 7.05(a) of its assumption of the defense of any such claim, suit or proceeding and counsel employed. The Indemnified Party shall have the right to employ its own counsel but the fees and expenses of such counsel shall be at the Indemnified Party's expense.

                  (b) SETTLEMENT OF CLAIMS. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party without the consent of the Indemnifying Party, provided that the Indemnifying Party shall have no further liability in respect thereof. The Indemnifying Party may not compromise or settle any claim, suit or action against the Indemnified Party without the consent of the Indemnified Party: (i) unless such settlement or compromise contains a full, absolute and unconditional release reasonably acceptable to the Indemnified Party; or (ii) if the settlement admits liability on behalf of or imposes obligations on the Indemnified Party that are not satisfied by the Indemnifying Party under this Article VII.

                  (c) SUBROGATION. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any amount paid by the Indemnifying Party under this Article VII. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim against such other persons.

                  (d) LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything to the contrary set forth in this Article VII, an Indemnified Party shall not be entitled to indemnification for any breach of any representation or warranty or covenants made by the Indemnifying Party under this Agreement, unless and until the aggregate amount of all Losses of the Indemnified Party sustained by reason of such breach(es) exceeds the Threshold Amount in the aggregate (it being understood and agreed that the Threshold Amount is intended as a deductible, and the Indemnifying Party shall be responsible only for Losses in excess of the Threshold Amount). For purposes of this Agreement, the Threshold Amount is Five Hundred Thousand Dollars ($500,000).

                  (e) SURVIVAL OF INDEMNIFICATION OBLIGATIONS. The obligations of the parties set forth in this Article VII shall survive the Closing Date for a period of two years, except that a claim for indemnification for which notice was given pursuant to Section 7.05(a) hereof by an Indemnified Party prior to the end of such two-year period shall survive until such claim is fully and finally determined, and except that the indemnification shall continue as to the covenants of the parties set forth in Sections 5.01(c) and (d), and 5.02(e), as to all of which no time limitation shall apply.

                  (f) EXCLUSIVE REMEDY.

                           (i) Subject to the provisions of Section 7.05(f)(ii),
                  the indemnification provided in this Article VII shall be the exclusive post-Closing remedy available to each party and its Affiliates and their respective officers, directors and employees in connection with any breach of any representation, warranty, covenant or agreement made by the other party in this Agreement, or for any other matter or claim arising under or in connection with this Agreement or the transactions contemplated hereby.

                           (ii) The parties agree that damages at law may not be
                  an adequate remedy for violation of Sections 5.01(c) and (d) and 5.02(e). The parties, therefore, agree that in the event of any violation of any of the aforesaid provisions by a party, the other party shall be entitled to seek appropriate injunctive relief to prevent the violation of such provision.

                                  ARTICLE VIII

                                   TERMINATION

         SECTION 8.01. TERMINATION BY EITHER PARTY. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated prior to the Closing Date:

                  (a) by either Purchaser or Seller if the required regulatory approvals are not obtained;

                  (b) by either Purchaser or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been cured or waived within 30 Business Days, or such time as may be mutually agreed upon by the parties, from the date of notice from the party alleging the breach;

                  (c) by the mutual consent of the parties; or

                  (d) by Purchaser or Seller (provided that such terminating party has not breached any of its representations, warranties or covenants or is not otherwise in default hereunder) if the Closing Date has not occurred by November 30, 2003.

         SECTION 8.02. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article VIII, all further obligations of the parties under this Agreement (other than Sections 5.01(c) and (d) and 9.06) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party contained in this Agreement or in any certificates or other instruments delivered pursuant to this Agreement will survive the Closing of the transactions contemplated herein through the period during which claims for indemnification may be made pursuant to Article VII.

         SECTION 9.02. NOTICES. All notices and other communications by Purchaser or Seller hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, receipt requested, or sent via telecopy transmission, receipt requested or when posted by the United States registered or certified mail, with postage prepaid, addressed as follows:

         If to Seller:           Prior to October 20, 2003:

                                 Direct Merchants Credit Card Bank, N.A.
                                 17600 North Perimeter Drive
                                 Scottsdale, AZ 85255
                                 Attention: Chief Financial Officer

                                 On or after October 20, 2003:

                                 Direct Merchants Credit Card Bank, N.A.
                                 Kierland I, Suite 3043
                                 16430 North Scottsdale Road
                                 Phoenix, AZ 85254
                                 Attention: Chief Financial Officer

                                 With Copies To:

                                 Metris Companies Inc.
                                 10900 Wayzata Boulevard
                                 Minnetonka, MN 55305
                                 Attention: General Counsel


         If to Purchaser:        First National Bank of Omaha
                                 One First National Center
                                 Omaha, NE 68197
                                 Attention: Matt Lawver
                                 Facsimile: (402) 636-6019

or to such other addresses as a party may from time to time designate by notice as provided herein, except that notices of change of address shall be effective only upon actual receipt.

         SECTION 9.03. ASSIGNMENT. The rights of any party under this Agreement shall not be assigned or transferred by any party without the prior written approval of the other party hereto.

         SECTION 9.04. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules to this Agreement, constitutes the entire agreement between the parties and supersedes any other agreement, whether written or oral, that may have been made or entered into by Seller and Purchaser (or by any officer or officers of any of such parties) relating to the matters contemplated hereby. This Agreement does not supersede any separate document that specifically refers to this Agreement and indicates it is not superseded hereby.

         SECTION 9.05. AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, superseded or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties or, in the case of a waiver, by the party waiving compliance. In the course of the planning and coordination of this Agreement, written documents have been exchanged between the parties. Such written documents shall not be deemed to amend or supplement this Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition of breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

         SECTION 9.06. EXPENSES. Except as the parties may otherwise agree with respect to any required regulatory filings, the parties will each bear their own legal, accounting and other costs in connection with the transactions contemplated hereby, including Taxes, if any, which are imposed upon a party attributable to its activities hereunder, except as otherwise specified in this Agreement.

         SECTION 9.07. CAPTIONS; COUNTERPARTS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Nebraska, without regard to principles of conflict of laws.

         SECTION 9.09. SEVERABILITY. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be duly executed as of the date first above written.


                                    DIRECT MERCHANTS CREDIT CARD BANK,
                                    NATIONAL ASSOCIATION, as Seller


                                    By /s/ Matthew S. Melius
                                       ----------------------------------------
                                    Name Matthew S. Melius
                                         --------------------------------------
                                    Title President and Chief Executive Officer
                                          -------------------------------------



                                    FIRST NATIONAL BANK OF OMAHA,
                                    as Purchaser



                                    By /s/ Matthew W. Lawver
                                       ----------------------------------------
                                    Name Matthew W. Lawver
                                         --------------------------------------
                                    Title Senior Vice President
                                          -------------------------------------